March 9, 1995


Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, NW
Stop 1-4
Washington, D.C. 20549-1004

Attention:  Filing Desk

RE:   Thiokol Corporation
      Commission File No. 1-6179
      Current Report on Form 8-K dated March 9, 1995

Ladies/Gentlemen:

This Form 8-K is being filed electronically on EDGAR pursuant to
Item 5, Other Events.

Sincerely,



s/Edwin M. North

EMN/dch

Enclosures

cc:   New York Stock Exchange (w/manually signed copy of report)
      Chicago Stock Exchange (w/manually signed copy of report)

                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                             _________


                             FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of
                   The Securities Act of 1934


Date of Report (Date of earliest event reported):   March 9, 1995


                        Thiokol Corporation
___________________________________________________________________
     (Exact name of registrant as specified in its charter)


Delaware                 1-6179                   36-2678716
___________________________________________________________________
(State or other          (Commission         (I.R.S. Employer
jurisdiction             File Number)        Identification No.)
of incorporation)


2475 Washington Boulevard, Ogden, Utah              84401
___________________________________________________________________
(Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code:  801-629-2000


___________________________________________________________________
 (Former name or former address, if changed since last report.)

                       ITEM 5 - OTHER EVENTS



News Release:  March 9, 1995



OGDEN, UTAH -- "In order to strengthen Thiokol's competitive position in its defense and launch vehicle rocket motor business, the Company will close and consolidate selected manufacturing facilities," James R. Wilson, President and Chief Executive Officer announced today.

Thiokol's plant in Huntsville, Alabama, will be phased out and closed over the next 15 months, eliminating 320 jobs. This facility manufactures rocket motors for tactical defense systems and CASTOR IV space motor boosters. Unaffected by this consolidation is the Company's Space Operations and Science & Engineering activities located in Huntsville.

Thiokol's Omneco, Inc. subsidiary, located in Carson City, Nevada, currently employing 50 will be sold as an entity, or divested in whole or part over a period of time depending on the most favorable financial return consistent with program needs. During the transition process, emphasis will be placed on not adversely affecting current production contracts. Omneco manufactures rocket motor cases for various defense programs.

"In connection with this consolidation, Thiokol intends to record a restructuring charge of approximately $61 million pretax in its fiscal third quarter. After tax, the charge amounts to approximately $45 million or $2.41 per share. The charge includes approximately $49 million pretax of non-cash charges associated with the disposition of fixed assets and the write down of goodwill. In addition to the third-quarter charge, and consistent with current accounting guidance, approximately $10 million of pretax costs to relocate equipment and requalify programs will be expensed as incurred over the next fifteen months," Wilson said.

As previously announced in January, the Defense and Launch Vehicle
(DLV) Division was created with a single staff supporting multiple manufacturing facilities. Following the consolidation, the division's principal operation will be located in northern Utah. The DLV northern Utah facility will be responsible for the full line of Castor boosters for expendable launch vehicles, strategic missiles, air and ground-launched tactical missiles, high technology flare and decoy devices, and rocket motor neutralization activity both in the U.S. and overseas.

The division's other facility in Elkton, Maryland, will continue to be responsible for STAR(TM) motor upper stage and satellite placement motors, specialty gas generators, various advanced hot gas control devices, surface and subsurface launched naval tactical missiles and high technology electronic safe/arm, destruct, and initiation devices.

"This consolidation and reorganization of Thiokol's Defense and Launch Vehicle resources will support our objective of continuing to be the market and technical leader in solid propulsion, providing our customers with high quality, reliable products at competitive prices. The effort being made to improve performance in our defense and launch vehicle business, complements similar efforts in Thiokol's support of the nation's space endeavors through NASA and in our fastening systems business," stated Wilson.

Thiokol Corporation (TKC-NYSE) is a major producer of solid propulsion systems, ordnance and composite products for the space and defense industries, and high-technology, proprietary fastening systems.

                       (END NEWS RELEASE)

Explanatory Note:

The excess of the book value of assets and the related goodwill will over the projected discounted future cash flows related to the affected organizations was used to determine the amount of the write-down described in this News Release.
Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              THIOKOL CORPORATION

March 9, 1995                 s/Richard L. Corbin
                              _______________________________
                              Senior Vice President and
                              Chief Financial Officer